UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Fourth Avenue, N., Suite 510	98109
Seattle, Washington	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (206) 404-7000
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On June 2, 2008, Fisher Communications, Inc. (the “Company”) announced that effective immediately, Joseph L. Lovejoy has been named Senior Vice President and Chief Financial Officer of the Company. The press release announcing Mr. Lovejoy’s appointment is attached to this report as Exhibit 99.1.
          Mr. Lovejoy served as the Company’s Senior Vice President and Acting Chief Financial Officer from April 2, 2008 to June 1, 2008. Since February 2006, Mr. Lovejoy has held the positions of Sr. Vice President, Sr. Vice President Media Operations and Vice President of the 100+ Group and Strategic Planning. From April 2004 to January 2006, Mr. Lovejoy was the Company’s Director of Financial Planning and Analysis.
          Mr. Lovejoy was a Vice President at Duff & Phelps LLC from 2001 to 2004. Mr. Lovejoy worked in the financial advisory services practice of PricewaterhouseCoopers LLP from 1997 to 2001.
Item 9.01 Statements and Exhibits.
          (d) Exhibits.
   99.1      Press Release dated June 2, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: June 6, 2008	By:	/s/ Jodi A. Colligan
Jodi A. Colligan
Vice President Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 2, 2008.